                                   EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT


                                                                    State or other
                                                                    Jurisdiction of
             Subsidiaries                                            Incorporation
             ------------                                            -------------
     Cedar Corporation                                                 Nevada
     Cedro de Mexico, S.A. De C.V.                                     Mexico
     Condor D.C. Power Supplies, Inc.                                  California
     Industrias SL, S.A. de C.V                                        Mexico
     PDQ Corporation                                                   New Jersey
     SL Ameritech Plastics, Inc.                                       New York
     SL Auburn, Inc.                                                   New York
     SL Delaware, Inc.                                                 Delaware
     SL International (FSC), Inc.                                      U.S. Virgin Islands
     SL LUBE/systems, Inc.(a)                                          New Jersey
     SL Modern Hard Chrome, Inc.                                       New Jersey
     SL Montevideo Technology, Inc.                                    Minnesota
     SL Piping Systems, Inc.                                           Delaware
     SL Waber, Inc.                                                    New Jersey
     Teal Electronics Corporation                                      California
     Waber de Mexico, S.A. De C.V.                                     Mexico
     Waber Power, LTD(b)                                               Connecticut


         All of the registrant's subsidiaries are included in the consolidated financial statements for the year ended July 31, 1995.




-------------------
(a)   Disposed on May 24, 1995.
(b)   Formerly SL Electrostatic Technology, Inc.